THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE COMMON STOCK OF QUINTESSENCE PHOTONICS CORPORATION

No. ___

Void after January 31, 2011
(Unless extended per the terms below)

This certifies that for good and valuable consideration previously provided to QUINTESSENCE PHOTONICS CORPORATION, a Delaware corporation ("***Company***"), with principal offices currently at 15632 Roxford Street, Sylmar, California 91342, receipt of which is hereby acknowledged, __________ is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company at any time prior to 5:00 p.m. Pacific time on January 31, 2011 (such date, as may be extended pursuant to the terms hereof, the "***Expiration Date***"), up to that number of shares of Warrant Stock (as defined below) as may be purchased for the Maximum Purchase Amount (as defined below) at a price per share equal to the Warrant Price (as defined below), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Warrant Price for the shares of Warrant Stock so purchased in lawful money of the United States. The Expiration Date, Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

This Warrant is issued pursuant to that certain First Amendment to the Loan Agreement, dated as of January 25, 2006, which amends that certain Loan Agreement dated as of November 25, 2005 (as amended, the "***Purchase Agreement***"), by and among the Company and the original holder of this Warrant, and is subject to the provisions thereof.

1. **Definitions**. The following definitions shall apply for purposes of this Warrant:

1.1. "***Act***" means the Securities Act of 1933, as amended.

1.2. "***Change of Control***" means the consummation of any transaction or series of related transactions that results in the holders of record of the Company's capital stock immediately prior to the transaction or transactions holding less than fifty percent (50%) of the voting power of the Company immediately after the transaction or transactions, including the acquisition of the Company by another entity and any reorganization, merger, consolidation or share exchange, or which results in the sale of all or substantially all of the assets of the Company; provided, however, that a Change of Control shall not be deemed to occur if a Successor succeeds to the business of the Company, nor shall a Change of Control be deemed to have occurred in the event of a reverse merger or a similar transaction where stockholders of the Company immediately prior to the transaction or series of related transactions shall possess at

least a majority of the outstanding voting equity securities of the surviving entity immediately after the transaction or series of related transactions.

1.3. ***"Common Stock"*** means the common stock of the Company.

1.4. ***"Company"*** means the ***"Company"*** as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Warrant.

1.5. ***"Holder"*** means any person who shall at the time be the registered holder of this Warrant.

1.6. ***"Initial Public Offering"*** means a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock to the public for the account of the Company.

1.7. ***"Note"*** means the Secured Promissory Note of even date herewith initially payable to the initial Holder hereof.

1.8. ***"Successor"*** means (i) any entity that acquires all or substantially all of the assets or stock of the Company, or that results from the merger of, reorganization of, or consolidation with the Company, or otherwise succeeds to substantially all of the business of the Company, or (ii) in the case of a reverse merger in which the Company is the surviving entity, the Company; provided that the holders of record of the Company's capital stock, in the aggregate, immediately prior to any of the foregoing transaction or series of related transactions shall possess at least 50% of the voting stock of such entity (or, in the case of a reverse merger, the Company) immediately after the transaction or transactions.

1.9. ***"Warrant"*** means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

1.10. ***"Warrant Price"*** means $1.25 per share of Warrant Stock.

1.11. ***"Warrant Stock"*** means the Company's Common Stock. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term ***"Warrant Stock"*** shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

2. <u>Exercise</u>.

2.1 <u>Method of Exercise</u>. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, before the Expiration Date, for up to _________ shares of Warrant Stock (the "***Maximum Purchase Amount***"), by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Warrant Price or adjusted Warrant Price therefor, if applicable, as determined in accordance with the terms hereof.

2.2 Form of Payment. Payment may be made by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Holder, or (iv) any combination of the foregoing.

2.3 Partial Exercise. The Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that the Warrant is exercised in respect of fewer than all of the Warrant Stock issuable on such exercise at any time prior to the date of expiration of the Warrant, the Company shall, at the time of delivery of such certificate, deliver to such holder a new Warrant to purchase the remaining Warrant Stock, which new Warrant shall in all other respects be identical with the Warrant exercised, or, at the request of such Holder, appropriate notation may be made on the Warrant exercised and such Warrant shall be returned to such Holder.

2.4 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.

2.5 Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the subscription form attached hereto

2.6 Net Exercise Election. The Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion to the Company, with the net exercise election selected in the subscription form attached hereto duly executed by the Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:

$$X = \frac{Y(A-B)}{A}$$

where X = the number of shares of Warrant Stock to be issued to the Holder pursuant to this Section 2.6.

Y = the Maximum Purchase Amount divided by the Warrant Price.

A = the fair market value of one share of Warrant Stock, as determined in good faith by the Company's Board of Directors, as at the time the net exercise election is made pursuant to this Section 2.6.

B = the Warrant Price.

The Company will promptly respond in writing to an inquiry by the Holder as to the then current fair market value of one share of Warrant Stock.

3. **Issuance of Stock.** This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business

on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

4. **Early Expiration.** If the Company proposes at any time to effect a Change of Control, the Company shall mail to the Holder a notice specifying the date on which the Change of Control is anticipated to become effective. The Company shall give Holder thirty (30) days' notice to exercise the Warrant prior to any Change of Control of the Company. This Warrant shall automatically expire and be of no further force and effect without any action by the Holder immediately prior to the effective date of a Change of Control.

5. **Adjustment Provisions.** The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

5.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities).

5.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Section 5.1), or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

5.3 Adjustment for Reorganization, Consolidation, Merger, Reverse Merger. Except as provided in Section 4 (Early Expiration), in case of any reorganization of the Company (or of any other corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant), after the date of this Warrant, or in case, after such date, the Company (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, or engage in a reverse merger in which the Company is the surviving entity, or in the event persons holding more than 50% of the outstanding shares of the Company enter into a share exchange whereby they exchange shares in the Company for equity securities of another business entity, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such reorganization, consolidation, merger, conveyance, share exchange or reverse merger, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of

such reorganization, consolidation, merger, conveyance or reverse merger, if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the Successor or purchasing corporation in such reorganization, consolidation, merger, conveyance or reverse merger (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation's obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger, conveyance or reverse merger.

5.4 Conversion of Stock. In case all the authorized Warrant Stock of the Company is converted, pursuant to the Company's Certificate of Incorporation, into other securities or property, or the Warrant Stock otherwise ceases to exist, then, in such case, the Holder, upon exercise of this Warrant at any time after the date on which the Warrant Stock is so converted or ceases to exist (the "***Termination Date***"), shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the "***Former Number of Shares of Warrant Stock***"), the stock and other securities and property to which the Holder would have been entitled to receive upon the Termination Date if the Holder had exercised this Warrant with respect to the Former Number of Shares of Warrant Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Warrant).

5.5 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

5.6 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

5.7 Reservation of Stock. If at any time the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

6. **Registration Rights.** The Holder shall be entitled to the registration rights set forth in this Section 6 with respect to the Warrant Stock issuable upon the exercise of this Warrant in accordance with the terms hereof. For purposes of this Section 6, the term "Company" shall expressly include Quintessence Photonics Corporation and its Successor, including but not limited to a Successor that succeeds to the business of the Company as a result of a reverse merger or a similar transaction where stockholders of the Company immediately prior to the transaction or series of related transaction shall possess at least a majority of the outstanding voting equity securities of the Successor immediately after the transaction; it being intended that the registration rights and obligations set forth in this Section 6 shall be triggered, subject to the terms and conditions hereof, if the Company or its Successor proposes to register any of its respective stock or other securities.

6.1. Piggyback Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holder) any of its stock or other securities under the Act in connection with an Initial Public Offering or any other public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Warrant Stock or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within ten (10) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 6.3, use commercially reasonable efforts to cause to be registered under the Act all of the Warrant Stock that the Holder has requested to be registered.

6.2. Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6 prior to the effectiveness of such registration whether or not the Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.5 hereof.

6.3. Obligations of the Company. Whenever required under this Section 6 to effect the registration of any Warrant Stock, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Warrant Stock and use commercially reasonable efforts to cause such registration statement to become effective;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holder (i) a draft copy of the registration statement, and (ii) such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Warrant Stock owned by it;

(d) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be

required to include any of the Holder's Warrant Stock in such underwriting unless it accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. If the total amount of securities, including the Warrant Stock, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including the Warrant Stock, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders);

(f) notify the Holder of Warrant Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) cause all such Warrant Stock registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(h) provide a transfer agent and registrar for all Warrant Stock registered pursuant hereunder and a CUSIP number for all such Warrant Stock, in each case not later than the effective date of such registration.

6.4 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6 with respect to the Warrant Stock of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Warrant Stock held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Warrant Stock.

6.5 Expenses of Registration. All expenses, including, without limitation, all registration, filing and qualification fees (including "blue sky" fees), printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

6.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

6.7 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 6 after five (5) years following the consummation of the Initial Public Offering or, as to any Holder, such earlier time at which all Warrant Stock held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any ninety (90) day period without registration in compliance with Rule 144 of the Act. For purposes of this Section 6.7 only, an "Initial Public Offering" shall include a reverse merger or similar transaction where stockholders of the

Company immediately prior to the transaction or series of related transactions shall possess at least a majority of the outstanding voting equity securities of a company subject to the reporting requirements of the Securities Exchange Act of 1934 immediately after the transaction or series of related transactions.

7. **No Rights or Liabilities as Stockholder.** This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

8. **No Impairment.** The Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.

9. **Attorneys' Fees.** In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys' fees.

10. **Transfer.** Neither this Warrant nor any rights hereunder (including but not limited to the Registration Rights set forth in Section 6 above) may be assigned, conveyed or transferred, in whole or in part, without the Company's prior written consent, which the Company may withhold in its sole discretion; provided, however, that this Warrant may be assigned, conveyed or transferred without the prior written consent of the Company to any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holder. The rights and obligations of the Company and the Holder under this Warrant and the Purchase Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees, including any Successor of the Company.

11. **Governing Law.** This Warrant shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

12. **Headings.** The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

13. **Notices.** All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail,

return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address of the Holder at the last address furnished to the Company by the Holder in writing or, in the case of the Company, at the principal offices of the Company, or at such other address as any party or the Company may designate by giving five (5) days' advance written notice to all other parties.

14. **Amendment; Waiver.** Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon Holder, each future holder of such securities, and the Company.

15. **Severability.** If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

16. **Compliance with Securities Laws**. This Warrant and all shares of Warrant Shares or Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend substantially in the following form (in addition to any legend required by state securities laws or by any investors' rights agreement or similar agreement):

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED, PROVIDED THAT, NO SUCH OPINION SHALL BE REQUIRED WITH RESPECT TO A TRANSFER OF SUCH SECURITIES TO ANY PERSON OR ENTITY WHICH, DIRECTLY OR INDIRECTLY, CONTROLS, IS CONTROLLED BY OR IS UNDER COMMON CONTROL WITH, OR TO ANY PERSON OR ENTITY THAT IS A PARTNER OR MEMBER OF, THE HOLDER HEREOF.

17. **Terms Binding.** By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

18. **Counterparts**. This Warrant may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

[Signature page follows.]

Dated: January 31, 2006

COMPANY:

By: ______________________
Name: Merrill A. McPeak
Title: Vice Chairman of the Board of Directors

AGREED AND ACKNOWLEDGED:

HOLDER:

By: ______________________
GEORGE M. LINTZ

[SIGNATURE PAGE TO WARRANT]

Exhibit 1

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: **Quintessence Photonics Corporation**

(1) The undersigned Holder hereby elects to purchase _________ shares of stock of Quintessence Photonics Corporation (the "***Warrant Stock***"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(1) Net Exercise Election. The undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net exercise election pursuant to Section 2.6 of the Warrant. This conversion is exercised with respect to _________ shares of stock of Quintessence Photonics Corporation (the "***Warrant Stock***") covered by the Warrant.

[STRIKE PARAGRAPH ABOVE THAT DOES NOT APPLY]

(2) In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that (i) he is an executive officer of Quintessence Photonics Corporation or (ii) he was an executive officer of Quintessence Photonics Corporation and he is an accredited investor as defined in Regulation D promulgated under the Securities Act of 1933.

(3) Please issue a certificate or certificates representing such shares of Warrant Stock in the name or names specified below:

______________________	______________________
(Name)	(Name)
______________________	______________________
(Address)	(Address)
______________________	______________________
(City, State, Zip Code)	(City, State, Zip Code)
______________________	______________________
(Social Security Number)	(Social Security Number)
______________________	______________________
(Date)	(Signature of Holder)